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                                                                    EXHIBIT 99.1

                      eMAKE CORPORATION/USDATA CORPORATION

                          SECURITIES PURCHASE AGREEMENT

                                 August 4, 2000


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                                TABLE OF CONTENTS


                                      Page

1.........................................................Purchase and Sale.   1
                                                          -----------------

         1.1      Sale and Issuance of Securities......................... 1
                  -------------------------------

         1.2      Closing................................................. 2
                  -------

         1.3      Consideration........................................... 2
                  -------------

2.......................Representations and Warranties regarding the Company   3
                        ----------------------------------------------------

         2.1      Organization, Good Standing and Qualification........... 3
                  ---------------------------------------------

         2.2      Capitalization and Voting Rights........................ 3
                  --------------------------------

         2.3      Subsidiaries............................................ 4
                  ------------

         2.4      Authorization........................................... 4
                  -------------

         2.5      Valid Issuance of Stock................................. 4
                  -----------------------

         2.6      Governmental Consents................................... 5
                  ---------------------

         2.7      Offering................................................ 5
                  --------

         2.8      Litigation.............................................. 5
                  ----------

         2.9      Nondisclosure and Inventions Agreements................. 6
                  ---------------------------------------

         2.10     Patents and Trademarks.................................. 6
                  ----------------------

         2.11     Compliance with Certain Matters......................... 8
                  -------------------------------

         2.12     Agreements; Action...................................... 8
                  ------------------

         2.13     Related-Party Transactions.............................. 9
                  --------------------------

         2.14     Permits................................................. 9
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         2.15     Environmental and Safety Laws...........................10
                  -----------------------------

         2.16     Manufacturing and Marketing Rights......................10
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         2.17     Disclosure..............................................10
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         2.18     Registration Rights.....................................10
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                                       i

         2.19     Corporate Documents.....................................10
                  -------------------

         2.20     Title to Property and Assets............................10
                  ----------------------------

         2.21     Employee Benefit Plans..................................10
                  ----------------------

         2.22     Tax Returns, Payments and Elections.....................10
                  -----------------------------------

         2.23     Insurance...............................................11
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         2.24     Minute Books............................................11
                  ------------

         2.25     Labor Agreements and Actions............................11
                  ----------------------------

         2.26     Damage; Loss............................................12
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         2.27     Liens; Claims...........................................12
                  -------------

         2.28     Real Property Holding Company...........................12
                  -----------------------------

         2.29     Transfer of Assets......................................12
                  ------------------

3........................Representations and Warranties regarding the Parent  12
                         ---------------------------------------------------

         3.1      Organization, Good Standing and Qualification...........12
                  ---------------------------------------------

         3.2      SEC Reports; Financial Statements.......................12
                  ---------------------------------

         3.3      Capitalization and Voting Rights........................13
                  --------------------------------

         3.4      Authorization...........................................14
                  -------------

         3.5      Valid Issuance of Preferred and Common Stock............14
                  --------------------------------------------

         3.6      Governmental Consents...................................14
                  ---------------------

         3.7      Offering................................................14
                  --------

         3.8      Compliance with Certain Matters.........................15
                  -------------------------------

4............................Representations and Warranties of the Investors  15
                             -----------------------------------------------

         4.1      Authorization...........................................15
                  -------------

         4.2      Purchase Entirely for Own Account.......................15
                  ---------------------------------

         4.3      Disclosure of Information...............................16
                  -------------------------

         4.4      Investment Experience...................................16
                  ---------------------

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         4.5      Accredited Investor.....................................16
                  -------------------

         4.6      Restricted Securities...................................16
                  ---------------------

         4.7      Further Limitations on Disposition......................16
                  ----------------------------------

         4.8      Legends.................................................17
                  -------

5............................Conditions of Investors' Obligations at Closing  17
                             -----------------------------------------------

         5.1      Representations and Warranties..........................17
                  ------------------------------

         5.2      Performance.............................................18
                  -----------

         5.3      Compliance Certificate..................................18
                  ----------------------

         5.4      Qualifications..........................................18
                  --------------

         5.5      Proceedings and Documents...............................18
                  -------------------------

         5.6      Investors' Rights Agreement.............................18
                  ---------------------------

         5.7      Stock Certificates; Warrants............................18
                  ----------------------------

         5.8      Adoption of Plan........................................18
                  ----------------

         5.9      Confidentiality Agreements..............................18
                  --------------------------

         5.10     Board of Directors......................................18
                  ------------------

         5.11     Co-Sale Agreement.......................................18
                  -----------------

         5.12     Parent Investors' Rights Agreement......................18
                  ----------------------------------

         5.13     Exchange Agreements.....................................19
                  -------------------

         5.14     Legal Opinion...........................................19
                  -------------

         5.15     Stockholder Approval....................................19
                  --------------------

         5.16     NASD Matters............................................19
                  ------------

         5.17     Assignment of Trademarks................................19
                  ------------------------

         5.18     Assignment of Contracts.................................19
                  -----------------------

         5.19     Contribution Agreement..................................19
                  ----------------------

6........Conditions of the Company's and the Parent's Obligations at Closing  19
         -------------------------------------------------------------------

         6.1      Representations and Warranties..........................19
                  ------------------------------

         6.2      Performance.............................................19
                  -----------

         6.3      Proceedings and Documents...............................19
                  -------------------------

         6.4      Payment of Purchase Price; Delivery of Certificate......20
                  --------------------------------------------------

         6.5      Qualifications..........................................20
                  --------------

         6.6      Stockholder Approval....................................20
                  --------------------

7.............................................................Miscellaneous.  20
                                                              -------------

         7.1      Survival of Warranties..................................20
                  ----------------------

         7.2      Use of Proceeds.........................................20
                  ---------------

         7.3      Successors and Assigns..................................20
                  ----------------------

         7.4      Governing Law...........................................20
                  -------------

         7.5      Counterparts............................................21
                  ------------

         7.6      Titles and Subtitles....................................21
                  --------------------

         7.7      Notices.................................................21
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         7.8      Finder's Fee............................................21
                  ------------

         7.9      Expenses................................................21
                  --------

         7.10     Dispute Resolution......................................22
                  ------------------

         7.11     Amendments and Waivers..................................23
                  ----------------------

         7.12     Severability............................................23
                  ------------

         7.13     No Amendment of Parent Preferred Stock Terms............23
                  --------------------------------------------

         7.14     Publicity...............................................24
                  ---------

         7.15     Stockholders' Meeting and NASD Matters..................24
                  --------------------------------------

         7.16     Termination.............................................25
                  -----------

         7.17     Entire Agreement........................................25
                  ----------------

   SCHEDULE A     Disclosure Schedule
   EXHIBIT A      Amended and Restated Certificate of Incorporation of eMake
                  Corporation
   EXHIBIT B      Amended and Restated Certificate of Designation for Series A
                  Preferred Stock and Series B Preferred Stock
   EXHIBIT C      SCP Warrant
   EXHIBIT D      Safeguard Warrant
   EXHIBIT E      SCP Exchange Agreement
   EXHIBIT F      Safeguard Exchange Agreement
   EXHIBIT G      Investors' Rights Agreement
   EXHIBIT H      Co-Sale and First Refusal Agreement
   EXHIBIT I      Form of Noncompetition, Nondisclosure and Inventions Agreement
   EXHIBIT J      Amended and Restated Investors' Rights Agreement
   EXHIBIT K      Opinion of Counsel

                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------


            THIS SECURITIES PURCHASE AGREEMENT is made as of the 4th day of August, 2000, by and among eMake Corporation, a Delaware corporation (the "Company"), USDATA Corporation, a Delaware corporation (the "Parent"), Safeguard 2000 Capital, L.P. ("Safeguard") and SCP Private Equity Partners II, L.P. ("SCP", and together with Safeguard, the "Investors").

            THE PARTIES HEREBY AGREE AS FOLLOWS:

            1.  Purchase and Sale.

            1.1 Sale and Issuance of Securities.

            1. The Company shall adopt and file with the Secretary of State of Delaware, on or before the Closing (as defined below), an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate"), and the Parent shall adopt and file with the Secretary of State of Delaware, on or before the Closing, an Amended and Restated Certificate of Designation for Series A Preferred Stock and Series B Preferred Stock in the form attached hereto as Exhibit B (the "Restated Designation").

            2. Subject to the terms and conditions of this Agreement, SCP agrees to purchase at the Closing, and the Company agrees to sell and issue to SCP at the Closing, (i) 5,300,000 shares of the Company's Series A-1 Preferred Stock, par value $0.01 per share (the "Series A-1 Preferred Stock"), and (ii) a warrant (the "SCP Warrant") to purchase up to 5,300,000 shares of the Company's Series A-1 Preferred Stock at an initial exercise price of $0.01 per share, for an aggregate purchase price of $13,250,000. The rights, privileges and preferences of the Series A-1 Preferred Stock shall be as stated in the Restated Certificate, and the SCP Warrant shall be substantially in the form attached hereto as Exhibit C.

            (a) Subject to the terms and conditions of this Agreement, Safeguard agrees to purchase at the Closing, and the Company agrees to sell and issue to Safeguard at the Closing, 5,300,000 shares of the Company's Series A-2 Preferred Stock, par value $0.01 per share (the "Series A-2 Preferred Stock," and together with the Series A-1 Preferred Stock, the "Series A Preferred Stock"), and (ii) a warrant (the "Safeguard Warrant," and together with the SCP Warrant, the "Warrants") to purchase up to 5,300,000 shares of the Company's Series A-2 Preferred Stock at an initial exercise price of $0.01 per share, for an aggregate purchase price of $13,250,000. The rights, privileges and preferences of the Series A-2 Preferred Stock shall be as stated in the Restated Certificate, and the Safeguard Warrant shall be substantially in the form attached hereto as Exhibit D. As used herein, the term "Purchased Securities" means the shares of Series A Preferred Stock and the Warrants issued and sold hereunder.

             (b) Subject to the terms and conditions of this Agreement, at the Closing, the Parent shall enter into separate exchange agreements (the "Exchange Agreements") with each Investor agreeing to exchange shares of the Parent's Series B Convertible Stock, par value $0.01 per share (the "Parent Preferred Stock"), for shares of Series A Preferred Stock of the Company held by such Investor. The rights, privileges and preferences of the Parent Preferred Stock shall be as set forth in the Restated Designation, and the Exchange Agreements shall be substantially in the form attached hereto as Exhibits E and F, as appropriate.

            1.2 Closing. The purchase, sale and issuance of the Purchased Securities shall take place at the offices of Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas 78701 at 10:00 a.m. as soon as practical, but in no event later than, the second business day, after the date of the approval by the stockholders of the Parent at a meeting duly called and held of (a) the issuance by the Parent of shares of its Common Stock, par value $0.01 per share (the "Parent Common Stock"), issuable upon the conversion of the Parent Preferred Stock issuable under the Exchange Agreements and (b) the amendment of the Parent's Certificate of Incorporation pursuant to the Restated Designation, or at such other place and time as the Company, the Parent and the Investors mutually agree upon (which time is designated as the "Closing," and the date upon which the Closing occurs is the "Closing Date").

            1.3 Consideration. At the Closing, the Company shall deliver (a) to SCP, certificates representing the Purchased Securities being sold to SCP hereunder pursuant to Section 1.1(b) against (i) payment of $2,500,000, plus any accrued interest thereon throughout the Closing Date, by SCP to Safeguard in satisfaction of the Company's obligation to Safeguard pursuant to that certain Demand Note, dated July 28, 2000 (the "SCP Note"), executed by the Company and payable to the order of Safeguard in the amount of $2,500,000, (ii) the payment by SCP to Safeguard of an amount equal to all accrued but unpaid interest on the USDATA Note, the eMake Notes and the eMake Demand Notes (all as hereinafter defined) in satisfaction of the obligations of the Company and the Parent to pay such interest and (iii) payment of $13,250,000 less that amount paid to Safeguard pursuant to the immediately preceding clauses (i) and (ii) by wire transfer to the Company, and (b) to Safeguard, certificates representing the Purchased Securities being sold to Safeguard hereunder pursuant to Section 1.1(c) against (i) cancellation by Safeguard of the principal amount owed under the two Promissory Notes (the "eMake Notes"), dated February 8, 2000 and March 24, 2000, respectively, executed by the Company payable to the order of Safeguard in the amount of $2,500,000 each, (ii) cancellation by Safeguard of the principal amount owed under the Promissory Note (the "USDATA Note"), dated April 26, 2000, executed by the Parent payable to the order of Safeguard Delaware, Inc. in the amount of $5,000,000 (after giving effect to the assignment of the USDATA Note from Safeguard Delaware, Inc. to Safeguard at or prior to the Closing) and (iii) cancellation by Safeguard of the principal amount owed under the two Demand Notes (the "eMake Demand Notes"), dated June 29, 2000 and July 13, 2000, respectively, executed by the Company payable to the order of Safeguard in the amount of $1,500,000 and $1,750,000, respectively. All amounts paid by SCP to Safeguard on behalf of the Company pursuant to the preceding sentence shall be deemed to have been paid by the Company to Safeguard to discharge its obligation to Safeguard described as being satisfied in the previous sentence. In addition, the amount paid by SCP to Safeguard on behalf of the Parent pursuant to the first sentence of this Section 1.3 shall be deemed to have been paid first to the Company, then by the Company to the Parent to discharge indebtedness owed by the Company to the Parent in such amount and then by the Parent to Safeguard to discharge accrued but unpaid interest on the USDATA Note. The cancellation of the principal amount of the USDATA Note pursuant to the first sentence of this Section 1.3 shall be deemed a payment by the Company of indebtedness owed by the Company to the Parent in such amount.

            2. Representations and Warranties regarding the Company. Each of the Company and the Parent hereby jointly and severally represents and warrants to the Investors that, except as set forth on the Disclosure Schedule attached hereto as Schedule A (the "Disclosure Schedule") furnished to the Investors, which exceptions shall be deemed to be representations and warranties as if made hereunder:

            2.1 Organization, Good Standing and Qualification. Each of the Company and eMake Solutions, Inc., an Delaware corporation (the "Subsidiary"), is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each of the Company and the Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, results of operation or financial condition.

            2.2 Capitalization and Voting Rights

            (a) As of the date hereof, the authorized capital of the Company consists of 1,000 shares of common stock, par value $0.01 per share, all of which are issued and outstanding and are owned beneficially and of record by the Parent free and clear of any liens, security interests, encumbrances and other adverse claims.

            (b) As of the Closing Date, the authorized capital of the Company will consist of:

               (i) 32,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of which 16,000,000 shares have been designated as Series A-1 Preferred Stock and 16,000,000 shares have been designated as Series A-2 Preferred Stock, none of which currently are issued or outstanding.

               (ii) 86,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of which 70,000,000 shares have been designated as "Class A Common Stock" (the "Class A Common Stock"), 15,400,000 of which are issued and outstanding, and 16,000,000 shares of which have been designated as "Class B Common Stock" (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), none of which currently are issued or outstanding. All such issued and outstanding shares of Class A Common Stock are owned beneficially and of record by the Parent free and clear of any liens, security interests, encumbrances and other adverse claims.

            3. The authorized capital of the Subsidiary consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which are issued and outstanding and are owned beneficially and of record by the Company free and clear of any liens, security interests, encumbrances and other adverse claims.

            4. All outstanding shares of capital stock of the Company and the Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom.

            5. Except for (i) the Series A Preferred Stock issuable upon exercise of the Warrants, (ii) the conversion privileges of the Series A Preferred Stock issued or issuable hereunder and under the Warrants, (iii) the conversion privileges of the Class B Common Stock issuable upon conversion of the Series A-2 Preferred Stock, (iv) conversion privileges of the Series A Preferred Stock of the Parent, (v) the subscription rights provided for in the Restated Designation and (vi) the rights provided for in the Investors' Rights Agreement to be entered into in connection herewith and attached hereto as Exhibit G (the "Investors' Rights Agreement"), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company or the Subsidiary of any shares of their capital stock. In addition, the Company has reserved an additional 4,600,000 shares of its Class A Common Stock for purchase upon exercise of options granted or to be granted in the future under its 2000 Equity Compensation Plan (hereinafter, the "Plan"). Neither the Company nor the Subsidiary is a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company or the Subsidiary.

            2.3 Subsidiaries. Except for its interest in the Subsidiary, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Subsidiary does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. Neither the Company nor the Subsidiary is a participant in any joint venture, partnership, or similar arrangement.

            2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Warrants, the Investors' Rights Agreement and the Co-Sale and First Refusal Agreement to be entered into by the Company in connection herewith and attached hereto as Exhibit H (the "Co-Sale Agreement"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance) and delivery of the Purchased Securities being sold hereunder, the Series A Preferred Stock issuable upon exercise of the Warrants, the Common Stock issuable upon conversion of the Series A Preferred Stock and the Class A Common Stock issuable upon conversion of the Class B Common Stock, has been taken, and this Agreement, the Warrants, the Investors' Rights Agreement and the Co-Sale Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

            2.5 Valid Issuance of Stock. The shares of Series A Preferred Stock that are being issued to the Investors hereunder, when issued, sold and delivered in accordance with the

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terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Co-Sale Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Series A Preferred Stock issuable upon exercise of the Warrants has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfers other than restrictions on transfers under this Agreement, the Co-Sale Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement or issuable upon the exercise of the Warrants has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Co-Sale Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Class A Common Stock issuable upon conversion of the Class B Common Stock issuable upon conversion of the Series A-2 Preferred Stock issued or issuable hereunder or under the Safeguard Warrant has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Co-Sale Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

            2.6 Governmental Consents. Other than those that have been duly obtained or made and that remain in full force and effect and those described in
Schedule 2.6 (which shall have been duly obtained or made and shall remain in full force and effect as of the Closing Date), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or the Subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement, the Warrants, the Investors' Rights Agreement or the Co-Sale Agreement.

            2.7 Offering. Subject in part to the truth and accuracy of the Investors' representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The issuance of shares of Series A Preferred Stock upon the exercise of the Warrants, the issuance of shares of Common Stock upon the conversion of shares of Series A Preferred Stock and the issuance of shares of Class A Common Stock upon conversion of shares of Class B Common Stock will be exempt from the registration requirement of the Securities Act and applicable state securities laws.

            2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company's and the Parent's knowledge, currently threatened against the Company or the Subsidiary that questions the validity of this Agreement, the Warrants, the Investors' Rights Agreement or the Co-Sale Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company or the Subsidiary, financially or otherwise, or any change in the current equity ownership of the Company or the Subsidiary. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the best of the Company's and the Parent's knowledge, threatened involving the prior employment of any of the Company's or the Subsidiary's employees or consultants, their use in connection with the Company's or the Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor the Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or the Subsidiary currently pending or that the Company or the Subsidiary intends to initiate.

            2.9 Nondisclosure and Inventions Agreements. Except as described in the Disclosure Schedule, each employee, officer and consultant of the Company or the Subsidiary has executed a Nondisclosure and Inventions Agreement in the form attached as Exhibit I hereto. The Company and the Parent, after reasonable investigation, are not aware that any of the Company's or the Subsidiary's key employees, officers or consultants are in violation of the agreements specified in this Section 2.9, and the Company and the Parent will use their reasonable efforts to prevent any such violation.

            2.10 Patents and Trademarks. The Disclosure Schedule contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights (as defined below) owned or used by the Company or the Subsidiary, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or the Subsidiary and
(iii) unregistered trade names and corporate names owned or used by the Company or the Subsidiary. The Disclosure Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or the Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or the Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights but not including licenses arising from the purchase of standard "off the shelf" products. The Company or the Subsidiary owns all right, title and interest in and to all of the Intellectual Property Rights listed on the Disclosure Schedule free and clear of all liens, encumbrances or claims of others except liens, encumbrances and claims of others with respect to third-party licenses. Except as set forth on the Disclosure Schedule, the Company or the Subsidiary owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights, as they currently exist, necessary for the operation of the business of the Company and the Subsidiary as presently conducted and as presently proposed to be conducted, free and clear of all liens, encumbrances or claims of others except liens, encumbrances and claims of others with respect to third-party licenses. The Company and the Subsidiary have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights that each of them own. To the best of the Company's and the Parent's knowledge, the owners of any Intellectual Property Rights licensed to the Company or the Subsidiary have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights that are subject to such licenses. There have been no claims made against the Company or the Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and to the best of the Company's knowledge, there are no valid grounds for the same. Neither the Company nor the Subsidiary has received any notices of, and the Company and the Parent are not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or the Subsidiary license any rights from a third party). To the best of the Company's and the Parent's knowledge, the conduct of the Company's and the Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of others, nor to the best of the Company's and the Parent's belief would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of others. To the best of the Company's and the Parent's knowledge, the Intellectual Property Rights owned by or licensed to the Company or the Subsidiary have not been infringed upon, or misappropriated by or conflict with others. The transactions contemplated by this Agreement will have no material adverse effect on the Company's or the Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Disclosure Schedule. To the best of the Company's and the Parent's knowledge, none of its or the Subsidiary's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or the Subsidiary or that would conflict with the Company's or the Subsidiary's business as presently conducted and to the best of the Company's and the Parent's belief as presently proposed to be conducted. Neither the execution of this Agreement nor the transactions contemplated by this Agreement nor the carrying on of the Company's or the Subsidiary's business by the employees of the Company and the Subsidiary, nor the conduct of the Company's or the Subsidiary's business as presently conducted or presently proposed to be conducted, will, the best of the Company's and Parent's knowledge based upon a review by the Company and the Parent of contracts and agreements relating to the employment of the Company's employees and any third-party notices relating thereto (it being represented, however, that neither the Parent or Company have any knowledge with respect thereto from other sources), conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Neither the Company nor the Parent believes it is or will be necessary for the Company or the Subsidiary to utilize any inventions of any of the Company's or the Subsidiary's employees (or people it currently intends to hire) made prior to their employment by the Parent, the Company or the Subsidiary, as applicable. For purposes of this Agreement, "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together will all of the goodwill associated therewith, (iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

            2.11 Compliance with Certain Matters. Neither the Company nor the Subsidiary is in violation or default under or in breach of any material provision of its Certificate of Incorporation or Bylaws, any material agreement, instrument, contract, document, judgment, order, writ or decree to which it is a party or by which it is bound or any federal or state statute, rule or regulation applicable to it. The execution, delivery and performance of this Agreement, the Warrants, the Investors' Rights Agreement and the Co-Sale Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such material provision, agreement, instrument, contract, document, judgment, order, writ, decree, statute, rule or regulation or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the Subsidiary or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or the Subsidiary, their business or operations or any of their assets or properties.

            2.12 Agreements; Action.

            (a) The Disclosure Schedule lists all material agreements, understandings, instruments and contracts, whether written or oral, to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or its assets and properties are bound.

            6. Except for agreements explicitly contemplated hereby, existing employment agreements set forth in the Disclosure Schedule and matters set forth in the Disclosure Schedule relating to the contribution of Subsidiary's assets to the Company from the Parent, the Investors' Rights Agreement and Co-Sale Agreement, there are no agreements, understandings or proposed transactions between the Company or the Subsidiary and any of its officers, directors, affiliates or any affiliate thereof.

            7. Except as set forth in this Agreement or as described in the Disclosure Schedule, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or the Subsidiary is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company or the Subsidiary in excess of $25,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or the Subsidiary, other than licenses arising from the purchase of "off the shelf" or other standard products, (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's or the Subsidiary's products or services, (iv) a warranty with respect to its services rendered or its products sold or leased other than in the ordinary course of business, or
(v) indemnification by the Company or the Subsidiary with respect to infringements of proprietary rights.

            8. Neither the Company nor the Subsidiary has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except for the eMake Notes and the eMake Demand Notes, incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than advances for travel expenses and other customary employment-related advances made in the ordinary course of business, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            9. For the purposes of subsections (c) and (d) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities either the Company or the Parent has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            10. All of the contracts, agreements and instruments set forth on the Disclosure Schedule pursuant to this Section 2.12 are valid, binding and enforceable in accordance with their respective terms and there has been no material change to or amendment to a material contract by which the Company or the Subsidiaries or any of their respective assets or properties is bound or subject. Each of the Company and the Subsidiary has performed all material obligations required to be performed by it and is not in material default under or in material breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument and neither the Company nor the Subsidiary have any present expectation or intention of not fully performing all such obligations. No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company or the Subsidiary under any contract, agreement or instrument. None of the Company, the Subsidiary or the Parent has knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment.

            11. Neither the Company nor the Subsidiary is a party to or is bound by any contract, agreement or instrument or subject to any restriction under its Certificate of Incorporation that materially adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

            2.13 Related-Party Transactions. No employee, consultant, officer, or director of the Company or the Subsidiary, or member of his or her immediate family is indebted to the Company or the Subsidiary, nor is the Company or the Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them except for compensation, wages and benefits and travel and customary expenses. Except for employment agreements, benefit plans, insurance policies and similar matters, no employee, consultant, officer, or director of the Company or the Subsidiary, or member of the immediate family of any officer or director of the Company or the Subsidiary is directly or indirectly interested in any material contract with the Company or the Subsidiary.

            2.14 Permits. Each of the Company and the Subsidiary has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect its business, properties, prospects, or financial condition, and the Company and the Parent believe that each of the Company and the Subsidiary can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Neither the Company nor the

Subsidiary is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

            2.15 Environmental and Safety Laws. To the Company's and the Parent's knowledge, neither the Company nor the Subsidiary is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company's and the Parent's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            2.16 Manufacturing and Marketing Rights. Except in the ordinary course of business, neither the Company nor the Subsidiary has granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects its exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

            2.17 Disclosure. The Company and the Parent have fully provided the Investors with all the information that the Investors have requested for deciding whether to purchase the Securities and to consummate the transactions contemplated by this Agreement. None of this Agreement, the Warrants, the Investors' Rights Agreement, the Co-Sale Agreement, any other statements or certificates made or delivered in connection herewith or therewith or any other information supplied by the Company or the Parent with respect to the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

            2.18 Registration Rights. Except as provided in the Parent Investors' Rights Agreement, as defined below, and the Investors' Rights Agreement, neither the Company nor the Subsidiary has granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

            2.19 Corporate Documents. The Company's Restated Certificate is in the form attached hereto as Exhibit A and the Company's Bylaws and the Subsidiary's Certificate of Incorporation and Bylaws are in the form previously provided to the Investors.

            2.20 Title to Property and Assets. Each of the Company and the Subsidiary owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair its ownership or use of such property or assets. With respect to the property and assets it leases, each of the Company and the Subsidiary is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

            2.21 Employee Benefit Plans. Neither the Company nor the Subsidiary has ever had any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

            2.22 Tax Returns, Payments and Elections. Each of the Company and the Subsidiary has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Each of the Company and the Subsidiary has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the

Disclosure Schedule. Neither the Company nor the Subsidiary has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on it, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

            2.23 Insurance. Each of the Company and the Subsidiary has in full force and effect or will obtain in a reasonable amount of time after the Closings, fire and casualty insurance policies, with extended coverage in amounts customary for companies similarly situated. Each of the Company and the Subsidiary has in full force and effect or will obtain in a reasonable amount of time after the Closings, products liability and errors and omissions insurance in amounts customary for companies similarly situated.

            2.24 Minute Books. The minute books of the Company and the Subsidiary made available to the Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

            2.25 Labor Agreements and Actions. Neither the Company nor the Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's and the Parent's knowledge, requested or sought to represent any of its employees, consultants, representatives or agents. There is no strike or other labor dispute involving the Company or the Subsidiary pending, or to the Company's and the Parent's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company or the Subsidiary (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving the employees or consultants of the Company or the Subsidiary. The Company is not aware that any officer or key employee or key consultant, or that any group of key employees or key consultants, intends to terminate their employment or consulting relationship with the Company or the Subsidiary, nor does the Company or the Subsidiary have a present intention to terminate the employment or consulting relationship of any of the foregoing nor has there been any material change in any compensation arrangement or agreement with any employee or consultant. With the exception of those officers and employees that have executed employment contracts with the Company as listed in the Disclosure Schedule, the employment of each officer and employee of the Company and the Subsidiary is terminable at the will of the Company or the Subsidiary and without any required severance payment, other than payments under the severance policy described on Schedule
2.25 attached hereto. The consulting relationship of each consultant of the Company or the Subsidiary is terminable at the will of the Company or the Subsidiary, as applicable, and without any required severance payment. To the knowledge of the Company, each of the Company and the Subsidiary have complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

            2.26 Damage; Loss. The Company has not experienced any damage, destruction or loss, whether or not covered by insurance, that would materially and adversely affect the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

            2.27 Liens; Claims. There has not been any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is material to its assets, properties, financial condition, operating results or business (as such business is presently conducted and as it is proposed to be conducted).

            2.28 Real Property Holding Company. Neither the Company nor the Subsidiary is a real property holding company within the meaning of Section 897 of the Code.

            2.29 Transfer of Assets. All of the assets of Smart Shop Software, Inc., an Idaho corporation, have been transferred to the Subsidiary without any restrictions or limitations thereon or the need for any approvals or consents thereto and all material contracts previously entered into by the Parent or United States Data Corporation on behalf of the Company or the Subsidiary and all material assets held by the Parent or United States Data Corporation relating to the business conducted or proposed to be conducted by the Company and the Subsidiary have been or will have been assigned prior to the Closing Date to either the Company or the Subsidiary.

            3. Representations and Warranties regarding the Parent. Each of the Company and the Parent hereby jointly and severally represents and warrants to the Investors that, except as set forth on the Disclosure Schedule, which exceptions shall be deemed to be representations and warranties as if made hereunder:

            3.1 Organization, Good Standing and Qualification. Each of the Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, except where such failure would not have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Parent or its subsidiaries (as such business is presently conducted and as it is proposed to be conducted). Each of the Parent and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, results of operation or financial condition.

            3.2 SEC Reports; Financial Statements. The Parent Common Stock is registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Parent is in compliance with its reporting and filing obligations under the Exchange Act. The Parent has made available to the Investors (a) its annual reports to stockholders and its Annual Reports on Form 10-K for its last two fiscal years and (b) all of its Quarterly Reports on Form 10-Q and each other report, registration statement or definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") since the beginning of such two fiscal years (collectively, the "SEC Reports"). The SEC Reports (other than

Quarterly Reports on Form 10-Q filed prior to the latest Annual Report on Form 10-K filed by the Parent) do not (as of their respective dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited and unaudited financial statements of the Parent included in the SEC Reports (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such Financial Statements or the notes thereto) and fairly present the financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended. Except as disclosed by the Parent in the SEC Reports, since the end of the most recent of such fiscal years, there has been no material adverse change in the business, properties, financial condition or results of operations of the Parent and its subsidiaries taken together, and there is no existing condition, event or series of events which reasonably would be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Parent and its subsidiaries taken together, or the ability of the Parent to perform its obligations under this Agreement, the Co-Sale Agreement, the Exchange Agreements or the Amended and Restated Investors' Rights Agreement to be executed and delivered in connection herewith in the form attached hereto as Exhibit J (the "Parent Investors' Rights Agreement").

            3.3 Capitalization and Voting Rights

            (a) As of the Closing Date, the authorized capital of the Parent will consist of:

               (i) 2,200,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of which 100,000 shares have been designated as "Series A Convertible Preferred Stock," of which 50,000 currently are issued or outstanding, and of which 800,000 shares have been designated as "Series B Convertible Preferred Stock," of which none are currently issued or outstanding.

               (ii) 40,000,000 shares of Parent Common Stock, of which, as of the date of the last Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed by the Parent, 13,968,265 shares are issued and outstanding (as of June 30, 2000).

            12. All outstanding shares of capital stock of the Parent's subsidiaries are owned beneficially and of record by the Parent, free and clear of any liens, security interests, encumbrances or other adverse claims. Except as described in the Disclosure Schedule, the Parent and its subsidiaries do not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. Neither the Parent nor its subsidiaries are participants in any joint venture, partnership, or similar arrangement.

            13. All outstanding shares of capital stock of the Parent and its subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, and any relevant state securities laws or pursuant to valid exemptions therefrom.

            14. Except as disclosed in the SEC Reports and except for the rights provided for in the Parent Investors' Rights Agreement, this Agreement and the Exchange Agreements, there are not any outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Parent or any of its subsidiaries of any shares of their capital stock.

            3.4 Authorization. Except for the vote of the stockholders of the Parent (which shall have been obtained and remain in full force as of the Closing Date), all corporate action on the part of the Parent, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Parent Investors' Rights Agreement, the Co-Sale Agreement and the Exchange Agreements, the performance of all obligations of the Parent hereunder and thereunder, and the authorization, issuance (or reservation for issuance) and delivery of the Parent Preferred Stock issuable under the Exchange Agreements and the Parent Common Stock issuable upon conversion of the Parent Preferred Stock issuable under the Exchange Agreements has been taken as of the Closing Date, and this Agreement, the Parent Investors' Rights Agreement, the Co-Sale Agreement and the Exchange Agreements constitute valid and legally binding obligations of the Parent, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Parent Investors' Rights Agreement may be limited by applicable federal or state securities laws.

            3.5 Valid Issuance of Preferred and Common Stock. The Parent Preferred Stock issuable to the Investors under the Exchange Agreements, when issued and delivered in accordance with the terms of the Exchange Agreements for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Parent Investors' Rights Agreement and under applicable state and federal securities laws. The Parent Common Stock issuable upon conversion of the Parent Preferred Stock issuable under the Exchange Agreements will have been as of the Closing Date duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Designation, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Parent Investors' Rights Agreement and under applicable state and federal securities laws.

            3.6 Governmental Consents. Other than filings which are required under applicable securities laws, which filings, if any, will be made within the applicable periods required act and by such laws, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority, including the NASD (as defined below), on the part of the Parent is required in connection with the consummation of the transactions contemplated by this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Exchange Agreements.

            3.7 Offering. Subject in part to the truth and accuracy of the Investors' representations set forth in Section 4 of this Agreement, the issuance of the Parent Preferred

Stock as contemplated by the Exchange Agreements and the issuance of the Parent Common Stock issuable upon the conversion of the Parent Preferred Stock will be exempt from the registration requirements of the Securities Act, and neither the Parent nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

            3.8 Compliance with Certain Matters. Neither the Parent nor any of its subsidiaries is in violation or default under or in breach of any material provision of its Certificate of Incorporation or Bylaws, any material agreement, instrument, contract, document, judgment, order, writ or decree to which it is a party or by which it is bound or any federal or state statute, rule or regulation applicable to it. The execution, delivery and performance of this Agreement, the Parent Investors' Rights Agreement, the Co-Sale Agreement and the Exchange Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such material provision, agreement, instrument, contract, document, judgment, order, writ, decree, statute, rule or regulation or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Parent or any of its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Parent or any of its subsidiaries, their business or operations or any of their assets or properties.

            4. Representations and Warranties of the Investors. Each Investor hereby severally represents and warrants to the Company and the Parent that:

            4.1 Authorization. The Investor has full power and authority to enter into this Agreement, the Investors' Rights Agreement, the Parent Investors' Rights Agreement, the Exchange Agreements and the Co-Sale Agreement, and each of them constitutes the valid and legally binding obligation of the Investor enforceable against the Investor in accordance with its terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Parent Investors' Rights Agreement and the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

            4.2 Purchase Entirely for Own Account. The Securities to be purchased by the Investor hereunder, the Series A Preferred Stock issuable upon exercise of the Warrant to be issued to the Investor hereunder, the Common Stock issuable upon conversion of the Series A Preferred Stock issued or issuable to the Investor hereunder or under the Warrant issued to the Investor hereunder, the Class A Common Stock issuable upon conversion of the Class B Common Stock, the Parent Preferred Stock issuable to the Investor upon exercise of the Exchange Agreement with the Investor and the Parent Common Stock issuable upon the conversion of the Parent Preferred Stock issuable to the Investor pursuant to the Exchange Agreement with the Investor, are being acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities to be purchased by the Investor hereunder, the Series A Preferred Stock issuable upon exercise of the Warrant to be issued to the Investor hereunder, the Common Stock issuable upon conversion of the Series A Preferred Stock issued or issuable to the Investor hereunder or under the Warrant issued to the Investor hereunder, the Class A Common Stock issuable upon conversion of the Class B Common Stock, the Parent Preferred Stock issuable to the Investor upon exercise of the Exchange Agreement with the Investor and the Parent Common Stock issuable upon the conversion of the Parent Preferred Stock issuable to the Investor pursuant to the Exchange Agreement with the Investor.

            4.3 Disclosure of Information. The Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company and the Parent regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company and the Parent. The foregoing, however, does not limit or modify the representations and warranties in Sections 2 and 3 of this Agreement or the right of the Investor to rely thereon.

            4.4 Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Investor also represents it has not been organized for the purpose of acquiring the Securities.

            4.5 Accredited Investor. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

            4.6 Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company and the Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

            4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities to be purchased by the Investor hereunder, the Series A Preferred Stock issuable upon exercise of the Warrant to be issued to the Investor hereunder, the Common Stock issuable upon conversion of the Series A Preferred Stock issued or issuable to the Investor hereunder or under the Warrant to be issued to the Investor hereunder, the Class A Common Stock issuable upon conversion of the Class B Common Stock, the Parent Preferred Stock issuable to the Investor upon exercise of the Exchange Agreement with the Investor and the Parent Common Stock issuable upon the conversion of the Parent Preferred Stock issuable to the Investor pursuant to the Exchange Agreement with the Investor unless and until the transferee has agreed in writing for the benefit of the Company and the Parent to be bound by this Section 4 and the applicable provisions of the Investors' Rights Agreement and the Parent Investors' Rights Agreement and:

            (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and, if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances or unless required by a transfer agent.

Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

            4.8 Legends. It is understood that the certificates evidencing the Securities, the Series A Preferred Stock issuable upon exercise of the Warrants, the Common Stock issuable upon conversion of the Series A Preferred Stock, the Class A Common Stock issuable upon conversion of the Class B Common Stock, the Parent Preferred Stock and the Parent Common Stock issuable upon conversion of the Parent Preferred Stock may bear one or all of the following legends:

            (c) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the issuer thereof that such registration is not required or unless sold pursuant to Rule 144 of such Act."

            15. Any legend required by the securities laws of any applicable jurisdictions.

            16. Any legend required by the Investors' Rights Agreement, the Parent Investors' Rights Agreement or other applicable agreement.

            5. Conditions of Investors' Obligations at Closing. The obligations of the Investors under Sections 1.1 and 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

            5.1 Representations and Warranties. The representations and warranties of the Company and the Parent contained in Sections 2 and 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, unless another date is specified therein.

            5.2 Performance. The Company and the Parent shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by each of them on or before the Closing.

            5.3 Compliance Certificate. The Chief Financial Officer of each of the Company and the Parent shall deliver to the Investors at the Closing certificates on behalf of the Company and the Parent, respectively, stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

            5.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities and the other transactions contemplated by this Agreement shall be duly obtained and effective as of the Closing.

            5.5 Proceedings and Documents. All corporate approvals, stockholder approvals and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

            5.6 Investors' Rights Agreement. The Company and the Investors shall have entered into the Investors' Rights Agreement.

            5.7 Stock Certificates; Warrants. The Company shall have delivered to the Investors executed certificates representing the Series A Preferred Stock and the Warrants to be purchased at the Closing.

            5.8 Adoption of Plan. The Company shall have adopted the Plan by all requisite corporate action, and, as of the date hereof, the Plan shall not authorize the issuance of more than 4,600,000 shares of Class A Common Stock.

            5.9 Confidentiality Agreements. Each employee, officer and consultant of the Company or the Subsidiary shall have entered into the applicable confidentiality agreement as specified in Section 2.9 hereof.

            5.10 Board of Directors. The directors of the Company shall be as set forth in the Co-Sale Agreement.

            5.11 Co-Sale Agreement. The Company, the Parent and the Investors shall have entered into the Co-Sale Agreement.

            5.12 Parent Investors' Rights Agreement. The Parent, Safeguard Delaware, Inc., the Investors and Safeguard Scientifics, Inc. shall have entered into the Parent Investors' Rights Agreement.

            5.13 Exchange Agreements. The Parent and the Investors shall have entered into the Exchange Agreements.

            5.14 Legal Opinion. The Investors shall have received an opinion of Jenkens & Gilchrist, P.C., counsel to the Company and the Parent, in the form attached hereto as Exhibit K.

            5.15 Stockholder Approval. The Parent shall have called and convened a meeting of its stockholders pursuant to Section 7.15, and at such meeting, the stockholders of the Parent shall have duly approved (i) the issuance by the parent of the Parent Common Stock issuable upon conversion of the Parent Preferred Stock, and (ii) the amendment of the Parent's Certificate of Incorporation pursuant to the Restated Designation and the amendment of the Parent's Certificate of Incorporation to increase the authorized Common Stock of the Parent to 40,000,000 shares.

            5.16 NASD Matters. The Parent shall have given or made all notices to or filings with the National Association of Securities Dealers, Inc. (the "NASD"), and shall have complied with all rules and regulations of the NASD, required in connection with the transactions contemplated hereby.

            5.17 Assignment of Trademarks. The Parent and the Company shall have taken all actions necessary for the purpose of assigning all trademarks set forth on subsection (i) of Schedule 2.10 to the Company (including without limitation an assignment of the pending registrations of such trademarks with the Patent and Trademark Office).

            5.18 Assignment of Contracts. The Parent and the Company shall have taken all actions necessary for the purpose of assigning all contracts set forth on Schedule 2.12 to the Subsidiary, including obtaining all third-party consents necessary to complete such assignments.

            5.19 Contribution Agreement. The Parent, the Company and any of their affiliates shall have entered into a form of contribution agreement that is reasonably acceptable to counsel for the Investors, effecting the transfer and assignment to the Company of all assets, contracts or any other rights related to or necessary for the business of the Company as presently conducted or proposed to be conducted.

            6. Conditions of the Company's and the Parent's Obligations at Closing. The obligations of the Company and the Parent to the Investors under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investors:

            6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

            6.2 Performance. The Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            6.3 Proceedings and Documents. All corporate approvals, stockholder approvals and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company's and the Parent's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

            6.4 Payment of Purchase Price; Delivery of Certificate. The Investors shall have delivered to the Company the purchase price payable at the Closing pursuant to Section 1.3.

            6.5 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities and the other transactions contemplated by this Agreement shall be duly obtained and effective as of the Closing.

            6.6 Stockholder Approval. The stockholders of the Parent shall have duly approved (i) the issuance by the parent of the Parent Common Stock issuable upon conversion of the Parent Preferred Stock, and (ii) the amendment of the Parent's Certificate of Incorporation pursuant to the Restated Designation.

            7. Miscellaneous.

            7.1 Survival of Warranties. The warranties, representations and covenants of the Company, the Parent and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two years, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, the Parent or the Company; provided, however, that there shall be no limitation period for those matters addressed in Section 2.2(a) or (b) hereof.

            7.2 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities to the Investors hereunder for general corporate purposes.

            7.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities, any Series A Preferred Stock issuable upon exercise of the Warrants, any Common Stock issuable upon conversion of the Series A Preferred Stock, any Class A Common Stock issuable upon conversion of the Class B Common Stock, any Parent Preferred Stock issuable under the Exchange Agreements or any Parent Common Stock issuable upon conversion of the Parent Preferred Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            7.4 Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            7.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial overnight courier (with confirmation of receipt) or sent via facsimile (with confirmation of receipt), (a) in case of the Company, to the Company at 2345 North Central Expressway, Richardson, Texas 75080 (Fax: (972) 669-9557),
Attention: President, (b) in case of the Parent, to the Parent at 2345 North Central Expressway, Richardson, Texas 75080 (Fax: (972) 669-9557), Attention:
President, (c) in the case of Safeguard Scientifics, Inc., to Safeguard Scientifics, Inc. at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087, (Fax: (610) 293-0601), Attention: Chief Financial Officer, and (d) in the case of SCP Private Equity Partners II, L.P., to SCP Private Equity Partners II, L.P. at 435 Devon Park Drive, Building 300, Wayne, Pennsylvania 19087, (Fax: (610) 293-0601), Attention: General Partner (or at such other address for a party as shall be specified by like notice).

            Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

            7.8 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor severally agrees to indemnify and to hold harmless the Company and the Parent from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company and the Parent jointly and severally agree to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or the Parent or any of their respective officers, employees, consultants or representatives is responsible.

            7.9 Expenses. Irrespective of whether the Closing is effected, the parties shall pay all costs and expenses that they incur with respect to the negotiation, execution, delivery and performance of this Agreement and any schedules or exhibits hereto.

            7.10 Dispute Resolution.

            (a) If any dispute arising out of or relating to this Agreement, any Warrant, the Investors' Rights Agreement, the Co-Sale Agreement or any Exchange Agreement, or any other agreement executed in connection herewith or the breach, termination or validity thereof (a "Dispute") is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such Dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the respective designated senior management representative of each party. If the parties are unable to resolve the Dispute between them through these face-to-face negotiations, within 20 business days (or such period as the parties shall otherwise agree) following the date of notification (the "Notice Date") by one party to the others of the existence of such Dispute, then any such Dispute shall be resolved in the following manner.

            (b) The parties shall endeavor to resolve any such Dispute by mediation under the CPR Mediation Procedures for Business Disputes. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Neutrals and shall notify CPR to initiate the selection process.

            17. Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds $100,000 ("Summary Proceeding"), arising out of or relating to a Dispute which has not been resolved by mediation as provided herein within 90 days of the Notice Date, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (A) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (B) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (C) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (D) waives, and agrees not to plead or to make any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (E) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (F) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute, and (G) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of a Dispute, and waives any and all rights to any such jury trial or to seek punitive damages.

            18. In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $100,000 (a "Proceeding"), arising out of or relating to a Dispute is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of Section 7.10(c) relating to Summary Proceedings shall apply to such Proceeding.

            19. If a Summary Proceeding is not available to resolve any Dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware including law in respect of any statute of limitations. The arbitration shall be conducted at the Association's regional office located in Philadelphia, Pennsylvania by three arbitrators, at least one of whom shall be knowledgeable in the industry in which the Company is engaged in business, one of whom shall be an attorney and one of whom shall be a member of a "Big Five" accounting firm familiar with the industry in which the Company is engaged in business. Absent mutual agreement of the parties, the arbitrators specified in the preceding sentence shall be appointed pursuant to the Commercial Arbitration Rules of the Association. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover damages in excess of compensatory damages with respect to any such Dispute. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction.

            20. No party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay arbitration or Summary Proceeding.

            21. Each party is required to continue to perform its obligations under this contract pending final resolution of any Dispute, unless to do so would be impossible or impracticable under the circumstances.

            7.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Parent and the holders of at least two-thirds of the Parent Common Stock issued or issuable upon conversion of the Parent Preferred Stock issued or issuable under the Exchange Agreements. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, any securities into or for which such Securities are convertible or exchangeable, each future holder of all such securities, the Parent and the Company.


            7.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            7.13 No Amendment of Parent Preferred Stock Terms. As long as either Exchange Agreement remains in effect, the Parent shall not take any action specified in Sections 7(i) or 8(i) of the Restated Designation without the prior consent of the holders of at least two-thirds of the Parent Preferred Stock issued or issuable under the Exchange Agreements.

            7.14 Publicity. None of the Company, the Parent or the Investors shall take any action, or permit any of its employees, consultants, officers, directors or stockholders to take any action, which may result in the public disclosure of the transactions effected hereby or the identity of the Investors, except pursuant to the Parent's filing obligations under applicable securities laws or unless otherwise required by law. Other than with respect to filing obligations under applicable securities laws, if the Company or the Parent determines that it is required by law to disclose these transactions or the identity of the Investors, it shall, at a reasonable time before making any such disclosure, consult with the Investors regarding such disclosure and seek confidential treatment of this Agreement and all schedules and exhibits hereto.

            7.15 Stockholders' Meeting and NASD Matters.

            (a) As promptly as practicable after the execution of this Agreement, the Parent shall prepare and shall file with the Securities and Exchange Commission (the "SEC") a proxy statement relating to the special meeting of the Parent's stockholders (the "Stockholders' Meeting") to be held to consider the approval of the matters required by Section 5.15 (together with any amendments or supplements thereto, the "Proxy Statement"). The Proxy Statement shall be in form and substance satisfactory to the Investors. Copies of the Proxy Statement shall be provided to the Nasdaq National Market (the "NNM") in accordance with its rules. The Parent shall notify the Investors of the receipt of any comments from the SEC on the Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to the Investors promptly copies of all correspondence between the Parent or any of its representatives and advisors and the SEC. The Parent shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) the rules and regulations of the NNM. The Parent shall mail the Proxy Statement to its stockholders as promptly as practicable after the SEC either informs the Parent that it will not review the Proxy Statement or all comments or requests for information by the SEC with respect thereto have been resolved.

            22. The Proxy Statement shall include the recommendation of the board of directors of the Parent to the Parent's stockholders that they vote in favor of approval of the matters required by Section 5.15.

            23. The Proxy Statement shall, at the time filed with the SEC or other regulatory agency and, in addition, at the date it or any amendments or supplements thereto are mailed to stockholders of the Parent, at the time of the Stockholders' Meeting and at the Closing, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Closing any event or circumstance is discovered by the Parent that should be set forth in an amendment or a supplement to the Proxy Statement, the Parent shall promptly inform the Investors. All documents that the Parent is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Exchange Act.

            24. The Parent shall call and hold the Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of the matters required by Section 5.15 pursuant to the Proxy Statement. Except as otherwise contemplated by this Agreement, the Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of the matters required by Section 5.15 pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the Delaware General Corporation Law.

            25. The Parent shall take all actions necessary to comply with the rules and regulations of the NNM in connection with the consummation of the transactions contemplated by this Agreement.

            7.16 Termination. If the approval of the stockholders of the Parent required by Section 5.16 has not been obtained or the Closing has not occurred on or prior to October 31, 2000, either Investor may terminate this Agreement effective immediately by sending written notice thereof to the Company, the Parent and the other Investor, whereupon no party hereto shall have any liability to any other party hereto other than any liability arising out of the breach of this Agreement by such party prior to the termination. Notwithstanding the foregoing, Sections 7.1, 7.4, 7.8, 7.9, 7.10 and 7.14 hereof shall survive any termination of this Agreement.

            7.17 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

                                COMPANY:

                                eMAKE CORPORATION



                                By:____________________________________
                                    Robert L. Drury,
                                    Chief Financial Officer

                                PARENT:

                                USDATA CORPORATION



                                By:____________________________________
                                    Robert L. Drury,
                                    Chief Financial Officer

                                INVESTORS:

                                SAFEGUARD 2000 CAPITAL, L.P.

                                By: Safeguard Delaware, Inc.,
                                    its General Partner



                                By:____________________________________
                                Name:__________________________________
                                Title:_________________________________

                                SCP PRIVATE EQUITY PARTNERS II, L.P.

                                By: SCP Private Equity II General Partner, L.P.,
                                    its General Partner

                                By: SCP Private Equity II LLC,
                                    its Manager



                                By:____________________________________
                                Name:__________________________________
                                Title:_________________________________